UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

_________________________

Date of Report: July 8, 2005

MIVA, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes In Registrant’s Certifying Accountant.

          (b)      On July 11, 2005, MIVA, Inc. (the “Company”) issued a press release entitled “MIVA Appoints BDO Seidman, LLP” in connection with the engagement of BDO Seidman, LLP (“BDO Seidman”) as the Company’s new independent registered certified public accounting firm effective July 8, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

          The Audit Committee of the Company’s Board of Directors approved the engagement of BDO Seidman as the Company’s independent registered certified public accounting firm on July 7, 2005.

          The Company did not previously consult BDO Seidman regarding either (1) the application of accounting principles to a specific transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”)) with the Company’s former independent registered certified public accounting firm or any reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 11, 2005, entitled “MIVA Appoints BDO Seidman, LLP.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: July 11, 2005	By:	/s/ Craig A. Pisaris-Henderson
Craig A. Pisaris-Henderson Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 11, 2005, entitled “MIVA Appoints BDO Seidman, LLP.”